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                                                                  Exhibit 5.1

                     [SQUIRE, SANDERS & DEMPSEY Letterhead]


                                January 28, 1997

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

        RE:  PIRANHA INTERACTIVE PUBLISHING, INC.

Ladies and Gentlemen:

        This firm is special counsel for Piranha Interactive Publishing, Inc., a Nevada corporation (the "Company") with respect to the sale of up to 1,380,000 units, each unit consisting of one share of the Company's $.001 par value
Common Stock, one Redeemable Class A Warrant and one Redeemable Class B Warrant (the "Units") which are the subject of a Form SB-2 Registration Statement (File No. 333-18605) under the Securities Act of 1933, as amended. In such capacity, we are familiar with the Articles of Incorporation and Bylaws of the Company, as well as resolutions adopted by its Board of Directors authorizing the issuance and sale of such securities. In addition, we have examined such documents and undertaken such further inquiry as we consider necessary for rendering the opinions set forth below:

        Based upon the foregoing, it is our opinion that:

        1. The Company is a corporation duly organized and validly existing under the laws of the State of Nevada.

        2. The Units and the securities underlying the Units when issued, will be duly and validly issued, fully paid and nonassessable.

        We acknowledge that we are referred to under the heading "Legal Matters" of the Prospectus which is part of the Company's Form SB-2 Registration Statement relating to the
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                 [SQUIRE, SANDERS & DEMPSEY L.L.P. Letterhead]

Securities and Exchange Commission
January 28, 1997
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Units and we hereby consent to such use of our name in such Registration
Statement and to the filing of this opinion with state regulatory agencies in such states as may require such filing in connection with the registration of the Units and the securities underlying the Units for offer and sale in such states.

                                             Very truly yours,

                                             SQUIRE, SANDERS & DEMPSEY L.L.P.

                                             /s/ Squire Sanders & Dempsey L.L.P.